Exhibit 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated as of June 30, 2020 (this “Agreement”), by and among CBL & Associates Limited Partnership, a Delaware limited partnership (the “Issuer”), each of the undersigned subsidiary guarantors (the “Subsidiary Guarantors”), CBL & Associates Properties, Inc., a Delaware corporation (the “Limited Guarantor” and, together with the Subsidiary Guarantors, the “Guarantors” and, together with the Issuer, the “Note Parties”), and each of the undersigned beneficial owners and/or investment advisors or managers of discretionary funds, accounts, or other entities for the holders or beneficial owners of the 2023 Notes (as defined below) (collectively, the “Holders”).

WHEREAS, the Issuer is the issuer under that certain Indenture, dated as of November 26, 2013, among the Issuer, the Limited Guarantor and U.S. Bank, National Association, as trustee (the “Trustee”), as amended, modified or supplemented by that certain First Supplemental Indenture dated as of November 26, 2013 by and among the Issuer, the Limited Guarantor and the Trustee, the Second Supplemental Indenture dated as of December 13, 2016 by and among the Issuer, the Limited Guarantor and the Trustee and the Third Supplemental Indenture dated as of January 30, 2019 by and among the Issuer, the Limited Guarantor, the Subsidiary Guarantors and the Trustee (collectively, the “Indenture”), pursuant to which the Issuer’s $450 million 5.25% Senior Notes due 2023 (the “2023 Notes”), $300 million 4.60% Senior Notes due 2024 (the “2024 Notes”) and $400 million 5.95% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes and 2023 Notes, the “Notes”) are outstanding;

WHEREAS, the Issuer failed to make the interest payment due on June 1, 2020 on the 2023 Notes (as required pursuant to the Indenture), and a default in the payment of interest on any series of Notes which continues for a period of thirty (30) days after the same has become due and payable, constitutes an Event of Default solely with respect to such series of Notes under the Indenture (such default, the “2023 Notes Interest Default”);

WHEREAS, the Issuer failed to make the interest payment due on June 15, 2020 on the 2026 Notes (as required pursuant to the Indenture), and a default in the payment of interest on any series of Notes which continues for a period of thirty (30) days after the same has become due and payable, constitutes an Event of Default solely with respect to such series of Notes under the Indenture (such default, the “2026 Notes Interest Default”);

WHEREAS, upon the occurrence of an Event of Default and so long as such Event of Default is continuing, the Trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding applicable series of Notes may, by delivering a written notice to the Issuer, the Limited Guarantor and the Trustee, declare the principal and accrued and unpaid interest on the applicable series of Notes immediately due and payable;

WHEREAS, the Holders collectively hold approximately 50.4% of the aggregate principal amount of the 2023 Notes outstanding, and have formed an ad hoc committee, together with certain holders of the 2024 Notes and 2026 Notes, for the purposes of entering into restructuring discussions with the Note Parties;

WHEREAS, the Note Parties have requested that the Holders of the 2023 Notes, and the Holders of the 2023 Notes have agreed to, subject to the terms and conditions set forth herein, temporarily forbear from delivering a notice of acceleration on the 2023 Notes with respect to the 2023 Notes Interest Default; and

WHEREAS, terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Forbearance.

(a)Subject to the satisfaction of the conditions precedent set forth in Section 3 below and the continued satisfaction of the conditions set forth in Section 4 below, respectively, as of the date hereof, each Holder hereby agrees that during the period beginning on the date hereof and ending on the Forbearance Termination Date (the “Forbearance Period”), it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holders or the Trustee under the Indenture or the 2023 Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the 2023 Notes (“Remedial Action”) under the Indenture or the 2023 Notes, solely with respect to the 2023 Notes Interest Default (such forbearance, the “Forbearance”).  As used herein, “Forbearance Termination Date” means the earlier of (i) 11:59 p.m. (New York City time) on July 15, 2020; (ii) the occurrence of any Event of Default under the Indenture other than the 2023 Notes Interest Default (including, for the avoidance of doubt, an Event of Default occurring due to the 2026 Notes Interest Default); (iii) the failure of any Note Party to comply with any term, condition, or covenant set forth in this Agreement (including, for the avoidance of doubt, Section 4 hereof); (iv) the failure of any representation or warranty made by any Note Party under this Agreement to be true and complete in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation and warranty already is qualified or modified by materiality in the text thereof) as of the date when made or any other breach in any material respect of any such representation or warranty; (v) the entry by the Issuer into any support agreement or definitive documentation with respect to, or announcement by the Issuer of its intent to pursue, any other restructuring, recapitalization, refinancing, repurchase or other material transaction in respect of any material indebtedness of the Issuer or its subsidiaries, whether through a court-supervised insolvency proceeding or otherwise, without the express written consent of each Holder; (vi) the granting of any additional lien on any property or assets of the Limited Guarantor, the Issuer or any of their respective subsidiaries to secure all or any portion of the Credit Agreement dated as of January 30, 2019 by and among the Issuer, the Limited Guarantor, the subsidiary guarantors and the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Facilities”); or (vii) the occurrence of the Forbearance Termination Date (as defined in the Credit Facilities Forbearance Agreement (as defined below)).

(b)Subject to the satisfaction of the conditions precedent set forth in Section 3 below, as of the date hereof, each Holder hereby agrees that, during the Forbearance Period, it will not sell, pledge, hypothecate or otherwise transfer any 2023 Notes, except to (i) a purchaser or other entity who agrees in writing with the transferor (with a copy to and for the benefit of the Note Parties) prior to such transfer to be bound by all of the terms of this Agreement as if a party hereto with respect to the relevant 2023 Notes being transferred to such purchaser; or (ii) a party who is already a signatory hereto, in each case without any further consideration of the Note Parties in respect thereof.

(c)This Agreement shall in no way be construed to preclude any Holder from acquiring additional 2023 Notes to the extent permitted by applicable law.  However, such Holder shall, automatically and without further action, remain subject to this Agreement with respect to any 2023 Notes so acquired.  The foregoing forbearances shall not be construed to impair the ability of the Holders or the Trustee to exercise any rights or remedies under the Indenture or take any Remedial Action (x) at any time after the Forbearance Period or (y) during the Forbearance Period, for defaults or Events of Default other than the 2023 Notes Interest Default, and, except as provided herein, nothing shall restrict, impair or otherwise affect the exercise of the Holders’ rights under this Agreement, the Indenture or the 2023 Notes.

(d)With respect to the Forbearance, each Holder’s agreements, as provided herein, shall immediately and automatically terminate without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, the Holders shall be immediately and automatically released from any and all obligations and agreements under this Agreement, and the Note Parties at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture and the 2023 Notes without giving effect to the Forbearance, and the Trustee and the Holders may at any time thereafter proceed to exercise any and all of their rights and remedies, including, without limitation, their rights and remedies in connection with the 2023 Notes Interest Default and any other defaults or Events of Default under the Indenture or rights under this Agreement, to the extent continuing. Notwithstanding anything to the contrary in this Agreement, if the Issuer makes the payment that is the subject of the 2023 Notes Interest Default prior to the Forbearance Termination Date, the Holders acknowledge that the 2023 Interest Default shall no longer be continuing (it being understood that such acknowledgement is being provided solely by the Holders and not on behalf of the Trustee or any other holders of the 2023 Notes).

(e) The Holders hereby request that the Trustee not take, and direct (solely to the extent permitted under the Indenture) the Trustee not to take, any Remedial Action with respect to the 2023 Notes Interest Default during the Forbearance Period. In the event that the Trustee takes any action to declare the 2023 Notes immediately due and payable pursuant to Section 502 of the Indenture during the Forbearance Period solely due to the 2023 Notes Interest Default, the Holders agree (solely to the extent permitted under the Indenture) to rescind and cancel such acceleration.

(f)Each of the Note Parties acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Trustee or any Holder may be entitled to assert in order to enforce its rights and remedies against any of the Note Parties (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(g)Each of the Note Parties acknowledges and agrees that this Agreement relates solely to the Forbearance by the Holders in their capacity as Holders of the 2023 Notes and that execution of this Agreement by any Holder that also is a beneficial owner and/or investment advisor or manager of discretionary funds, accounts, or other entities for any holder or beneficial owner of the 2026 Notes shall not affect the rights and remedies of such Holders under the Indenture or the 2026 Notes with respect to the 2026 Notes Interest Default or otherwise.

(h)Each of the parties hereby agrees and acknowledges that in the event that the Issuer enters into, executes or amends any forbearance agreement or other consent agreement with any holder of Notes (“Third-Party Holder”) with respect to the 2023 Notes Interest Default that includes the payment of forbearance fees or other consideration by the Issuer to the Third-Party Holder, then the terms of this Agreement (such agreement, the “Third-Party Agreement” and such payment terms thereunder, the “Favorable Terms”), then (a) the Issuer shall give each Holder a written notice (the “MFN Notice”) and a copy of the Third-Party Agreement and (b) unless otherwise agreed in writing (including by email) by Holder within one business day following the receipt of the MFN Notice, this Agreement shall be deemed automatically modified to incorporate any such Favorable Terms together with any additional obligations, consents, waivers or similar agreements of such Third-Party Holder contained in such Third-Party Agreement.

Section 2.Representations and Warranties.

By its execution of this Agreement, each Note Party hereby represents and warrants to the Holders that:

(a)Each Note Party has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each Note Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b)Neither the execution, delivery or performance by any Note Party of this Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of applicable law; (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Note Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Note Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Note Party;

(c)Each of the recitals to this Agreement with respect to the Note Parties is true and correct;

(d)As of the date hereof, the current principal amount outstanding of the 2023 Notes is $450 million;

(e)As of the date hereof, to the knowledge of the Note Parties, no default or Event of Default (excluding the 2023 Notes Interest Default and the 2026 Notes Interest Default) has occurred and is continuing under the Indenture; and

(f)As of the date hereof, to the knowledge of the Note Parties, no default or Event of Default has occurred and is continuing under the Credit Facilities (excluding those that are subject to the terms of the Credit Facilities Forbearance Agreement).

Section 3.Conditions Precedent.  The effectiveness of this Agreement and the obligations of the Holders hereunder is subject to the satisfaction, or waiver by the Holders, of the following conditions:

(a)Counterparts.  The execution of this Agreement by each Note Party and Holders constituting greater than 50.4% of the outstanding 2023 Notes as of the date hereof.

(b)No Default.  No default or Event of Default with respect to the 2023 Notes other than the 2023 Notes Interest Default and the 2026 Notes Interest Default shall have occurred and be continuing as of the date the condition set forth in Section 3(a) is satisfied.

(c)Credit Facilities Forbearance. The Issuer and the Requisite Lenders (as defined in the Credit Facilities) shall have entered into a forbearance agreement (the “Credit Facilities Forbearance Agreement”) with respect to any event of default (subject to any reservation of rights) under the Credit

Facilities, including without limitation, any default or event of default resulting from the 2023 Notes Interest Default, which Credit Facilities Forbearance Agreement shall be in the form attached hereto as Exhibit A and shall be effective prior to, or concurrent with, the execution of this Agreement.

(d)Payment of Professional Fees. No later than one (1) business day after the date of this Agreement, the Issuer shall pay all unpaid and invoiced fees and expenses of Akin Gump Strauss Hauer & Feld LLP (“Akin”) and PJT Partners, Inc. (“PJT”), advisors to the Holders, incurred through the date of this Agreement, in accordance with the respective engagement letters executed with Akin and PJT or otherwise agreed between the Issuer, on the one hand, and Akin and PJT, respectively, on the other hand.

Section 4.Forbearance Continuing Conditions.  The continued satisfaction of each of the following shall be a condition to the Forbearance:

(a)The Issuer shall deliver to Akin and PJT all financial information, including without limitation any projections, provided pursuant to Section 5(b)(ii) of the Credit Facilities Forbearance Agreement;

(b)No voluntary petition for relief under any Bankruptcy Law is filed by any Note Party; and

(c)No involuntary petition for relief under any Bankruptcy Law is filed against the Issuer or any Note Party.

Section 5.Representation of the Holders.  Each Holder severally (but not jointly) represents that, as of the date hereof, it beneficially holds, or advises or manages for a beneficial holder, the principal amount of 2023 Notes set forth in a letter, delivered to the Issuer contemporaneously herewith, and to that extent it advises or acts as a manager for any beneficial holder, it has all necessary power and authority to enter into this Agreement, grant the Forbearance with respect to such 2023 Notes and perform its obligations hereunder.

Section 6.Confidentiality.  Each of the Note Parties shall not disclose to any person or entity the Holders’ holdings set forth on their respective signature pages to this Agreement or otherwise disclose the Holders’ holdings information (collectively, the “Holder Information”) except: (1) in any legal proceeding relating to this Agreement; provided that the relevant Note Party shall use its reasonable best efforts to maintain the confidentiality of such Holder Information in the context of any such proceeding; (2) to the extent required by law; and (3) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for information regarding Holder Information or the information contained therein; provided, however, that each of the Note Parties will, to the extent permitted by applicable law or regulation, provide any such Holder with prompt written notice of any such request or requirement so that such Holder may seek, at such Holder’s expense, a protective order or other appropriate remedy and each Note Party will fully cooperate with such Holder’s efforts to obtain same.  Notwithstanding anything to the contrary in this Section 6, the Note Parties may: (i) disclose the aggregate principal amount of 2023 Notes held by the Holders executing this Agreement, taken as a whole; and (ii) to effectuate and evidence the direction to the Trustee contained herein, at any time, and from time to time, during the Forbearance Period, provide the Trustee with an executed copy of this Agreement that includes the individual signature pages of each of the Holders; provided that the Note Parties first obtain the Trustee’s written consent not to disclose to any person or entity any information relating to the individual holdings of each Holder, such written consent to be on substantially the same terms as set forth in this paragraph.

Section 7.Effect on the Indenture.

(a)Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders under the Indenture or the 2023 Notes, and shall not, except as expressly set forth herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the 2023 Notes or any other provision of the Indenture or the 2023 Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)No Holder has waived (regardless of any delay in exercising such rights and remedies) any default or Event of Default that may be continuing on the date hereof or any default or Event of Default that may occur after the date hereof (whether the same or similar to the 2023 Notes Interest Default or otherwise), and no Holder has agreed to forbear with respect to any of its rights or remedies concerning any default or Event of Default (other than, solely during the Forbearance Period, the 2023 Notes Interest Default solely to the extent expressly set forth herein) that may have occurred or be continuing as of the date hereof, or that may occur after the date hereof. Except as expressly set forth herein, each Holder reserves all of its rights, powers, and remedies under the Indenture, the Notes and applicable law. Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly constitute a course of dealing or other basis for altering the Indenture, the Notes, or any other contract, agreement or instrument. The Holders’ agreement to forbear from exercising certain of their rights and remedies with respect to the 2023 Notes Interest Default during the Forbearance Period does not in any manner whatsoever limit any Holder’s right to insist upon strict compliance with the Indenture and the 2023 Notes.

Section 8.Release.  In consideration of, among other things, each Holder’s execution and delivery of this Agreement, each Note Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of setoff and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Holders (and, in addition to the Holders, where a Holder is an investment manager or advisor for the beneficial holders of the 2023 Notes, such beneficial holders) in any capacity and their respective affiliates, subsidiaries, equityholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Indenture, the 2023 Notes or this Agreement or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Releasors, on the one hand, and any or all of the Releasees, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof; provided that, notwithstanding anything to the contrary contained in this Section 8, (a) the Holders shall remain obligated under any confidentiality agreement entered into with the Issuer, as the same may be further amended from time to time (the “NDA”), and this Section 8 does not apply to the NDA and (b) this Section 8 shall not apply to any claims resulting from the gross negligence or willful misconduct of any of the Releasees. In entering into this Agreement, each Note Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 8 shall survive the termination of this Agreement, the Indenture and the 2023 Notes and payment in full of the obligations thereunder.

Section 9.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 10.Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 11.Waiver of Jury Trial.  The Note Parties and the Holders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement and the Indenture or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Holder relating to the administration of the 2023 Notes or enforcement of the Indenture arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

Section 12.Headings.  The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 13.Acknowledgments.  Each Note Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof after giving effect to this Agreement, the covenants and agreements contained in the Indenture and the 2023 Notes, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby.

Section 14.Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Note Parties and the Holders.  This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto.  No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

Section 15.Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto.  This Agreement may not be modified, altered or amended except by an agreement in writing signed by a duly authorized representatives of the Note Parties and by each Holder of 2023 Notes party hereto.

Section 16.Non-Waiver of Default.  Neither this Agreement nor any forbearance hereunder shall be deemed a waiver of or consent to the 2023 Notes Interest Default or to any default or Event of Default or any other term or provision of the Indenture.

Section 17.No Novation, etc.  This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Notes and the Indenture shall remain in full force and effect.

Section 18.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 19.Email Notice.  Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.

Section 20.Joinder of Additional Holders.  During the Forbearance Period other beneficial holders may become Holders by executing a joinder to this Agreement, the form of which shall be mutually agreeable to the Issuer and the Holders.

Section 21.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 22.Several Obligations. All representations, warranties, covenants and obligations of the Holders hereunder are several and not joint, and in no event shall any Holder have any liability or obligation with respect to the acts or omissions of any other Holder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NOTE PARTIES

CBL & ASSOCIATES LIMITED PARTNERSHIP,
as Issuer By: CBL Holdings I, Inc., its general partner By: /s/ Farzana Khaleel______________ Name: Farzana Khaleel Title: Executive Vice President and Chief Financial Officer

CBL & ASSOCIATES PROPERTIES, INC.,
as Limited Guarantor By: /s/ Farzana Khaleel______________ Name: Farzana Khaleel Title: Executive Vice President and Chief Financial Officer

CBL/Imperial Valley GP, LLC
CBL/Kirkwood Mall, LLC
CBL/Madison I, LLC
CBL/Richland G.P., LLC
CBL/Sunrise GP, LLC
Cherryvale Mall, LLC
Hixson Mall, LLC
Imperial Valley Mall GP, LLC
JG Winston-Salem, LLC
Kirkwood Mall Acquisition LLC
Kirkwood Mall Mezz LLC
Layton Hills Mall CMBS, LLC
Madison/East Towne, LLC
Madison/West Towne, LLC
Madison Joint Venture, LLC
Mayfaire GP, LLC

[Signature Page to Forbearance Agreement]

MDN/Laredo GP, LLC
Mortgage Holdings, LLC
Multi-GP Holdings, LLC
Pearland Ground, LLC
Pearland Town Center GP, LLC,

each as a Subsidiary Guarantor

By: CBL & Associates Limited Partnership,

       as the chief manager of each of the above

       listed limited liability companies

       By: CBL Holdings I, Inc., its general partner

              By:      /s/ Farzana Khaleel______________

              Name: Farzana Khaleel

             Title:    Executive Vice President and

                          Chief Financial Officer

Frontier Mall Associates Limited Partnership
Turtle Creek Limited Partnership,

each as a Subsidiary Guarantor

By: CBL & Associates Limited Partnership,

       as the general partner of each of the above

       listed limited partnerships

       By: CBL Holdings I, Inc., its general partner

              By:      /s/ Farzana Khaleel______________

              Name: Farzana Khaleel

             Title:    Executive Vice President and

                          Chief Financial Officer

[Signature Page to Forbearance]

POM-College Station, LLC,

     as a Subsidiary Guarantor

By: CBL & Associates Limited Partnership,

       its managing member

       By: CBL Holdings I, Inc., its general

              partner

              By:      /s/ Farzana Khaleel______________

              Name: Farzana Khaleel

              Title:   Executive Vice President and

                          Chief Financial Officer

CBL RM-Waco, LLC,

     as a Subsidiary Guarantor

By: CBL/Richland G.P., LLC, its managing member

       By: CBL & Associates Limited Partnership,

              as the chief manager of the managing member

              of the above listed limited liability company

              By: CBL Holdings I, Inc., its general partner

                     By:     /s/ Farzana Khaleel_____________

                     Name: Farzana Khaleel

                     Title:   Executive Vice President and

                                 Chief Financial Officer

Arbor Place Limited Partnership, as a Subsidiary Guarantor
By:	Multi-Holdings GP, LLC, its general partner
Imperial Valley Mall II, L.P., as a Subsidiary Guarantor
By:	Imperial Valley Mall GP, LLC, its general partner
Imperial Valley Mall, L.P., as a Subsidiary Guarantor
By:	CBL/Imperial Valley GP, LLC, its general partner
Mayfaire Town Center, LP, as a Subsidiary Guarantor
By:	Mayfaire GP, LLC, its general partner

[Signature Page to Forbearance]

Pearland Town Center Limited Partnership, as a Subsidiary Guarantor

By: Pearland Town Center GP, LLC, its general partner

       By: CBL & Associates Limited Partnership,

              as the chief manager of the general partner of

              each of the above listed limited partnerships

              By: CBL Holdings I, Inc., its general partner

                     By:      /s/ Farzana Khaleel______________

                     Name: Farzana Khaleel

                     Title:   Executive Vice President and Chief

                                 Financial Officer

CBL SM-Brownsville, LLC, as a Subsidiary Guarantor
By:	CBL/Sunrise GP, LLC, its chief manager

Mall Del Norte, LLC, as a Subsidiary Guarantor

By: MDN/Laredo GP, LLC, its chief manager

       By: CBL & Associates Limited Partnership,

              as the chief manager of the chief manager of

              each of the above limited liability companies

              By: CBL Holdings I, Inc., its general partner

                     By:      /s/ Farzana Khaleel______________

                     Name: Farzana Khaleel

                     Title:   Executive Vice President and Chief

                                 Financial Officer

CBL/Westmoreland I, LLC, as a Subsidiary Guarantor
CBL/Westmoreland II, LLC, as a Subsidiary Guarantor

By:	CW Joint Venture, as the chief manager of each of the

[Signature Page to Forbearance]

above listed limited liability companies

By: CBL & Associates Limited Partnership, its manager

       By: CBL Holdings I, Inc., its general partner

              By:      /s/ Farzana Khaleel______________

              Name: Farzana Khaleel

              Title:   Executive Vice President and Chief

                          Financial Officer

CBL/Westmoreland, L.P., as a Subsidiary Guarantor

By: CBL/Westmoreland I, LLC, its general partner

       By: CW Joint Venture, its chief manager

              By: CBL & Associates Limited Partnership,

                     its manager

                     By: CBL Holdings I, Inc., its general

                            partner

                            By:      /s/ Farzana Khaleel_____________

                            Name: Farzana Khaleel

                            Title:   Executive Vice President and

                                        Chief Financial Officer

CW Joint Venture, LLC, as a Subsidiary Guarantor
By:	CBL & Associates Limited Partnership,
its manager By: CBL Holdings I, Inc., its general partner By: /s/ Farzana Khaleel______________ Name: Farzana Khaleel Title: Executive Vice President and Chief Financial Officer

[Signature Page to Forbearance Agreement]

Exhibit A – Bank Forbearance Agreement

See attached Exhibit 10.2.